UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 07, 2009

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Trio-Tech International Pte., Ltd. (the "Company"), a wholly owned subsidiary of Trio-Tech International, Inc., is a 55% shareholder of SHI International Pte Ltd. (“SHI”), a newly formed entity.  SHI has entered into a Share Purchase Agreement, dated April 07, 2009 (“Share Purchase Agreement”), pursuant to which SHI has agreed to acquire from Erni Susanto Susi, Dwi Kartikarini and PT SAS Internasional shares of PT SAS Heavy Industry (“SASHI”) for an aggregate cash purchase price of $10,000 (U.S.), and a goodwill obligation of $100,000 (U.S.).  The shares of SASHI to be acquired by SHI pursuant to the Share Purchase Agreement currently represent approximately 95% of the outstanding shares of SASHI.  The consummation of such purchase and sale is subject to the satisfaction of certain conditions precedent, including without limitation legal and financial due diligence.  SASHI engages in business in the oil and gas industry.

The foregoing contains certain forward-looking statements, which are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of various factors, including without limitation changes in the exchange rate between Singapore dollars and Unites States dollars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      April 7, 2009

TRIO-TECH INTERNATIONAL

By:/s/ VICTOR H.M. TING_______
Victor H.M. Ting, Chief Financial Officer and Vice President (Principal Financial Officer)